Exhibit 1.1

XPAC ACQUISITION CORP.
20,000,000 Units

UNDERWRITING AGREEMENT

New York, New York

July 29, 2021

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

As the sole Underwriter

Ladies and Gentlemen:

XPAC Acquisition Corp., a Cayman Islands exempted company (the "Company"), proposes to issue and sell to the underwriter listed in Schedule I hereto (the "Underwriter"), an aggregate of 20,000,000 units of the Company (the "Underwritten Securities") (the "Offering"). The Company also proposes to grant to the Underwriter an option to purchase up to 3,000,000 additional units to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). Certain capitalized terms used in this Agreement and not otherwise defined are defined in Section 23 hereof.

Each Security consists of one Class A ordinary share, par value $0.0001 per share, of the Company (the "Class A Ordinary Share(s)") and one-third of one redeemable warrant, where each whole warrant (the "Warrant(s)") entitles the holder to purchase one Class A Ordinary Share. The Class A Ordinary Shares and the Warrants included in the Securities will not trade separately until the 52nd day following the date of the Prospectus (as defined herein) (or, if such date is not a business day, the following business day) unless the Underwriter informs the Company of its decision to allow earlier separate trading, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering, (b) the filing by the Company of such audited balance sheet with the Commission (as defined herein) on a Current Report on Form 8-K (the "Closing Form 8-K") and (c) the issuance by the Company of a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50, subject to certain adjustments, during the period commencing on the later of thirty (30) days after the completion by the Company of its Initial Business Combination (as defined below) and twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the completion by the Company of its Initial Business Combination or earlier upon redemption or liquidation of the Trust Account (as defined herein). As used herein, the term "Initial Business Combination" (as described more fully in the Registration Statement) shall mean any merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses involving the Company (collectively, a "Target Business").

Pursuant to the Securities Subscription Agreement, dated March 19, 2021 (the "Securities Subscription Agreement"), the Company issued to XPAC Sponsor LLC, a Cayman Islands limited liability company (the "Sponsor") an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 per share (such shares, as well as the Class A Ordinary Shares issuable upon conversion thereof, where applicable, the "Founder Shares") in a private placement for an aggregate purchase price of $25,000 in cash. Up to 750,000 of the Founder Shares are subject to forfeiture to the extent the Underwriter does not exercise its over-allotment option.

The Company has entered into a Sponsor Warrants Purchase Agreement, dated as of the date hereof (the "Warrant Purchase Agreement"), with the Sponsor, a form of which is filed as an exhibit to the Registration Statement, pursuant to which the Sponsor has agreed to purchase from the Company an aggregate of 4,000,000 warrants (or up to 4,400,000 warrants depending on the extent to which the Underwriter exercises its right to purchase Option Securities), each entitling the holder to purchase one Class A Ordinary Share (the "Private Placement Warrants") at a price of $1.50 per warrant ($6,000,000 in the aggregate, or $6,600,000 in the aggregate if the Underwriter exercises its right to purchase Option Securities in full) in a private placement that will occur simultaneously with the consummation of the Offering. The Private Placement Warrants are substantially similar to the Warrants included in the Securities, except as described in the Prospectus.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants, the Private Placement Warrants and certain warrants that may be issued to the Company's officers or directors, the Sponsor or their permitted transferees or affiliates upon conversion of working capital loans made to the Company (the "Working Capital Warrants") with Continental Stock Transfer & Trust Company, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the "Warrant Agreement"), pursuant to which Continental Stock Transfer & Trust Company will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants, Private Placement Warrants and Working Capital Warrants.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee (the "Trustee"), in substantially the form filed as an exhibit to the Registration Statement (the "Trust Agreement"), pursuant to which a portion of the proceeds from the sale of the Private Placement Warrants and certain proceeds of the Offering will be deposited and held in a trust account (the "Trust Account") for the benefit of the Company, the Underwriter and holders of the Securities.

The Company has issued a non-interest bearing, unsecured promissory note for an aggregate amount of up to $300,000 to the Sponsor dated March 19, 2021 (as amended, the "Promissory Note"), in exchange for the payment of the equivalent amount by the Sponsor to the Company. These monies may be used to cover a portion of the expenses relating to the Offering. The Promissory Note will be payable on the earlier to occur of December 31, 2021 or the date of the closing of the Offering.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the "Registration Rights Agreement"), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants and the Working Capital Warrants (and any Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants or the Working Capital Warrants and upon the conversion of the Founder Shares).

The Company has caused the Sponsor and each of the Company's directors and officers to enter into a letter agreement, in substantially the form filed as an exhibit to the Registration Statement (the "Insider Letter").

The Company has entered into an Administrative Services Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as an exhibit to the Registration Statement (the "Administrative Services Agreement"), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for certain office space, administrative and support services and other expenses and obligations of the Sponsor from the Effective Date until the earlier of the consummation of an Initial Business Combination and the Company's liquidation.

1.            Representations and Warranties.

(a)            The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1(a).

(1)            Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-256097) on Form S-1 (the "Registration Statement"), including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Underwriter. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information.

(2)            Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(3)            Statutory Prospectus. At the Execution Time, the Statutory Prospectus and each "road show" as defined in Rule 433(h) of the Act when taken together as a whole with the Statutory Prospectus and any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Statutory Prospectus, do not, and, on the Closing Date or any settlement date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such road show, Testing the Water Communications or the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Statutory Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(4)            Compliance with Exchange Act. The Company has filed with the Commission a registration statement on Form 8-A (file number 001-40686) providing for the registration under the Exchange Act of the Securities, the Class A Ordinary Shares included as part of the Securities and the Warrants included as part of the Securities. The registration of such securities under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market ("Nasdaq"), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(5)            No Stop Orders, Etc.Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order including, without limitation, pursuant to Section 8A of the Act.

(6)            Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings "Principal Shareholders," "Certain Relationships and Related Party Transactions," and "Description of Securities," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(7)            Capitalization. The Company's authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus, the Registration Statement and the Prospectus.

(8)            Securities Sold Pursuant to this Agreement.

(i)            The Securities have been duly authorized and when issued and delivered against payment therefor by the Underwriter pursuant to this Agreement, will be validly issued.

(ii)           The Class A Ordinary Shares included in the Securities have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriter pursuant to this Agreement and the Amended and Restated Memorandum and Articles of Association of the Company, and upon registration in the Register of Members of the Company, will be validly issued, fully paid and non-assessable. The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii)           The Warrants included in the Securities have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriter pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(iv)           The Class A Ordinary Shares issuable upon exercise of the Warrants included in the Securities have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association of the Company, and upon registration in the Register of Members of the Company, will be validly issued, fully paid and non-assessable. The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(9)            Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(10)            Prior Securities Transactions.

(i)            No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus.

(ii)            Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be "integrated" pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(11)            Securities Sold to Founders, Sponsor and Insiders. The Founder Shares have been duly authorized and are validly issued, fully paid and, except with respect to the forfeiture of certain Founder Shares as described in the Registration Statement upon the failure by the Underwriter to purchase any or all of the Option Securities, non-assessable. The Private Placement Warrants have been duly authorized and, when delivered upon the consummation of the Offering, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. Neither the Founder Shares nor the Private Placement Warrants were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founder Shares and Private Placement Warrants were at all relevant times, based in part on the representations and warranties of the purchasers of such securities, exempt from registration requirements under the Act. The holders of the Founder Shares and Private Placement Warrants are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Company's Amended and Restated Memorandum and Articles of Association (as amended from time to time, the "Amended and Restated Memorandum and Articles of Association"); and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding. The Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrant Purchase Agreement, the Private Placement Warrants, the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association of the Company, and upon registration in the Register of Members of the Company, will be validly issued, fully paid and non-assessable.

The Sponsor and the Company's officers and directors have agreed to: (a) waive their redemption rights with respect to any Founder Shares and Class A Ordinary Shares sold as part of the Securities in the Offering (the "Public Shares") held by them in connection with the completion of an Initial Business Combination; (b) waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company's obligation to provide for the redemption of the Public Shares in connection with an Initial Business Combination or to redeem 100% of its Public Shares if the Company has not consummated an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association; (c) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares held by them if the Company fails to complete an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association); and (d) vote any Founder Shares and any Public Shares held by them in favor of an Initial Business Combination if the Company submits an Initial Business Combination to its public shareholders for a vote.

(12)            Due Incorporation; Power and Authority. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus.

(13)            Validity and Binding Effect of Agreements.

(i)            This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(ii)            The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(iii)            The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(iv)            The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company's knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company's knowledge, the Sponsor, enforceable against the Company and, to the Company's knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(v)            The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability, and except that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable.

(vi)            The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(vii)           The Insider Letter has been duly authorized, executed and delivered by the Company, and, to the Company's knowledge, the Sponsor each of the Company's directors and officers, respectively, and is a valid and binding agreement of the Company, and, to the Company's knowledge, the Sponsor each of the Company's directors and officers respectively, enforceable against the Company, and, to the Company's knowledge, the Sponsor each of the Company's directors and officers, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(viii)          The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(14)            Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Administrative Services Agreement, the Promissory Note or the Insider Letter, except, as applicable, for the registration under the Act and the Exchange Act of the Securities, the Class A Ordinary Shares and the Warrants and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Registration Statement, Statutory Prospectus and the Prospectus.

(15)            No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, Administrative Services Agreement, the Promissory Note or the Insider Letter will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clause (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect") and that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of the Underwriter to consummate the transactions contemplated by this Agreement.

(16)            No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, or judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(17)            Investment Company Act. The Company is not and, after giving pro forma effect to the Offering and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

(18)            Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required.

(19)            Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(20)            Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus, if any, are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(21)            Independent Accountants. Marcum LLP ("Independent Accountant"), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). The Independent Accountant has not, during the periods covered by the financial statements included in the Statutory Prospectus, the Prospectus and the Registration Statement, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(22)            Disclosure Controls and Procedures. The Company maintains effective "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) to the extent required by such rule.

(23)            Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Sarbanes-Oxley Act") have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is making commercially reasonable efforts to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect and which will become applicable to the Company.

(24)            Transfer Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of the Cayman Islands, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(25)            Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(26)            Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or, to the Company's knowledge, the Sponsor, any officer or director of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(27)            Tax Returns. The Company has filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof and has paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company ), except in each case as would not reasonably be expected to have a Material Adverse Effect.

(28)            Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(29)            Stabilization. None of the Company, the Sponsor or any of their affiliates has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(30)            Certain Regulatory Matters.

(i)               Anticorruption Laws. Neither the Company, the Sponsor, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction to which the Company is subject, including Brazil, or the rules or regulations thereunder; and the Company and the Sponsor have instituted and maintain, and will continue to maintain, policies and procedures to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction to which the Company is subject, including Brazil, or the rules or regulations thereunder.

(ii)              Money Laundering Laws. The operations of the Company and the Sponsor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable anti-money laundering statutes of jurisdictions where the Company conducts business and the applicable rules and regulations thereunder or any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sponsor or the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(iii)            OFAC. Neither the Company nor the Sponsor, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Sponsor (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority (collectively, "Sanctions" and such persons, "Sanctioned Persons" and each such person, a "Sanctioned Person"), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, "Sanctioned Countries" and each, a "Sanctioned Country") or (iii) will (either directly or through the Trust Account), directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise). Since its incorporation or formation, as applicable, except as has been disclosed to the Underwriter or is not material to the analysis under any Sanctions, neither the Company nor any Sponsor has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, nor does the Company or the Sponsor has any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(iv)            Bank Secrecy Act; Money Laundering; Patriot Act. None of the Company, the Sponsor or, to the knowledge of the Company, any officer or director of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(31)            D&O Questionnaires. To the Company's knowledge, all information contained in the questionnaires (the "Questionnaires") completed by each of the Company's officers and directors and provided to the Underwriter is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Company's officers or directors to become inaccurate and incorrect in any material respect.

(32)            Initial Business Combination. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not identified any business combination target and it has not, nor has anyone on its behalf, engaged or initiated any substantive discussions, directly or indirectly, with any business combination target.

(33)            FINRA Matters.

(i)              Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder's, consulting, origination or similar fee by the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriter's compensation, as determined by the Financial Industry Regulatory Authority, Inc. ("FINRA").

(ii)             The Company has not made any direct or indirect payments (in cash, securities or any other "type of underwriting compensation" as defined in FINRA Rule 5110(j)(22) of FINRA's Conduct Rules and Supplementary Material .01 thereunder) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company's knowledge, is within the definition of "participating member" as defined in FINRA Rule 5110(j)(15) as a member of FINRA (a "Member"); or (iii) to any person or entity that, to the Company's knowledge, has any direct or indirect affiliation or association with any Member, within the 180-day period prior to the Effective Date of the Registration Statement other than payments to the Underwriter pursuant to this Agreement.

(iii)            Except as described in the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company. No Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering has received any underwriting compensation in connection with a public offering that has not been completed according to the terms of an agreement entered into by the Company and a Participating Member in the Offering.

(iv)            Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company's knowledge, no officer, director, or beneficial owner of any class of the Company's securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a "Company Affiliate") is a Member or a person associated or affiliated with a Member.

(v)             Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company's knowledge, no affiliate of the Company is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(vi)           Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(vii)          The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(viii)             No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial confidential submission date of the Registration Statement has, to the Company's knowledge, any relationship or affiliation or association with any Member intending to participate in the Offering.

(ix)              To the Company's knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a "conflict of interest" means, if at the time of the Member's participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member's associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. "Member intending to participate in the Offering" includes any associated person of a Member that is participating in the Offering, any members of such associated person's immediate family, and any affiliate of a Member that is participating in the Offering.

(34)            Non-Competition Agreements. Except as otherwise disclosed in the Registration Statement under the heading “Conflicts of Interest - General”, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his, her or its ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(35)            Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(36)            Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(37)            Free Writing Prospectus. The Company has not prepared or used a Free Writing Prospectus.

(38)            Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date, the filing of the Closing Form 8-K and any settlement date, as applicable, the Company will not be subject to Rule 419 under the Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a51-1 under the Exchange Act.

(39)            Compliance with Exchange Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the applicable requirements of the Nasdaq Marketplace Rules. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(40)            Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an "emerging growth company," as defined in Section 2(a) of the Act (an "Emerging Growth Company"). "Testing-the-Waters Communication" means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act.

(41)            Testing-the-Waters. The Company has not (i) alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule Iii hereto. "Written Testing-the-Waters Communication" means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(42)        Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(43)      Immunity of Jurisdiction(44)      . Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands.

(45)         Cybersecurity; Data Protection      The Company's information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and is not known by the Company to contain any material bugs, errors, defects, Trojan horses, time bombs, malware and other similar corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, operation, redundancy and security of its IT Systems and data including “Personal Data,” used in connection with their businesses. “Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”); and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company is unaware of anybreaches, violations, outages or unauthorized uses of or accesses to the same (an “Incident”), except for those that have been remedied without material cost or liability and there have been no Incidents that are currently under internal review or investigations. The Company is currently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, encryption or destruction, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(47)            Smaller Reporting Company As of the time of filing of the Registration Statement, the Company was a "smaller reporting company," as defined in Rule 12b-2 under the Exchange Act.

(49)            Local Qualification. It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriter to enforce its rights under this Agreement, provided that it is not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for the Underwriter to be qualified or entitled to carry out business in the Cayman Islands.

(50)            Enforcement of Foreign Judgments. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the State of New York, a judgment will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment is given by a foreign court of competent jurisdiction, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, is final, is not in respect of taxes, a fine or a penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(51)            Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, in any case under the heading “Income Tax Considerations”, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer or director of the Company and delivered to the Underwriter or its counsel in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.            Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $9.80 per Underwritten Security, the amount of the Underwritten Securities set forth opposite the Underwriter's name in Schedule I hereto.

(b)            Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the Underwriter to purchase up to 3,000,000 Option Securities at the same purchase price per Security as the Underwriter shall pay for the Underwritten Securities. This option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. This option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the settlement date.

(c)            In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriter in its capacity as Underwriter and not on behalf of the Underwriter a deferred discount of $0.35 per Security purchased hereunder (the "Deferred Discount"). The Deferred Discount will be paid directly to the Underwriter by the Trustee from amounts on deposit in the Trust Account by wire transfer if and when the Company consummates an Initial Business Combination in the same percentages of the total number of Underwritten Securities the Underwriter purchased and as set forth in Schedule I hereto. The Underwriter hereby agrees that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Class A Ordinary Shares included in the Securities sold pursuant to this Agreement (the "Public Shareholders"), (i) the Underwriter will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.            Delivery and Payment.

(a)            Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on August 3, 2021, or at such time on such later date at least two (2) Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company ("DTC") unless the Underwriter shall otherwise instruct.

(b)            Payment for the Underwritten Securities shall be made as follows: $196,000,000 of the proceeds received by the Company for the Underwritten Securities (including $7,000,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Securities sold and the public offering price per Security as set forth on the cover of the Prospectus upon delivery to the Underwriter of the Underwritten Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Underwritten Securities, in each case for the account of the Underwriter. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Underwriter for all the Underwritten Securities. Payment by the Underwriter for the Underwritten Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one (1) Business Day prior to the Closing Date.

(c)            Payment for the Option Securities shall be made as follows: $9.80 per Option Security (including $0.35 per Option Security of Deferred Discount), shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Securities sold and the public offering price per Security as set forth on the cover of the Prospectus upon delivery to the Underwriter of the Option Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriter. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) Business Days prior to the settlement date of such Option Securities. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Option Securities for delivery, at least one (1) Business Day prior to the settlement date of such Option Securities. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriter for all the Option Securities. Payment by the Underwriter for the Option Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one (1) Business Day prior to the applicable settlement date.

(d)            If the option provided for in Section 2(b) hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, at c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, on the date specified by the Underwriter (which shall be within three (3) Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to the Trust Account as described above in Section 3(c). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.            Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

5.            Agreements. The Company agrees with the Underwriter that:

(a)            Filing of Prospectus; Notice to the Underwriter; Stop Orders. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or any Written Testing-the-Waters Communications or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, including, without limitation, pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            Statutory Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Statutory Prospectus to comply with the Act or the rules thereunder, the Company will (i) notify promptly the Underwriter so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)            Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)            Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that the Company will be deemed to have furnished such statements to its security holders and the Underwriter to the extent they are filed on the Commission's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") or any successor system.

(e)            Delivery of Documents. The Company will furnish to the Underwriter and its counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(f)            Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to taxation as a foreign corporation doing business in such jurisdiction, in any jurisdiction where it is not now so subject.

(g)            Lock-Up. The Company will not, without the prior written consent of the Underwriter, (x) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Securities, Class A Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (3) issue securities in connection with the Initial Business Combination, and (4) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants, warrants that may be issued upon conversion of working capital loans and any Class A Ordinary Shares issuable upon exercise of any such Private Placement Warrants or warrants issued upon conversion of the working capital loans and upon conversion of the Founder Shares; provided that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to a current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letter with respect to such Founder Shares. or executes an agreement substantially identical to the Insider Letter, as applicable to directors and officers, at the time of such transfer; and as long as, to the extent any Section 16 of the Exchange Act reporting obligation is triggered as a result of such transfer, any related Section 16 of the Exchange Act filing includes a practical explanation of the transfer) or (y) release the Sponsor or any officer or director from the 180-day lock-up contained in the Insider Letter.

(h)            No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            Payment of Expenses. (a) The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several U.S. states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such filings in an aggregate amount up to $40,000); (viii) the transportation and other expenses incurred by the Company and its officers (and not the Underwriter) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including U.S. and Cayman Islands counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; (b) if the Offering is consummated and any Securities are issued pursuant to the terms of this Agreement, the Underwriter shall reimburse the Company in an amount equal to 30% of the underwriting discounts and commissions payable to the Underwriter under this Agreement which is equal to the financial advisory fee payable by the Company to XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. ("XP Investimentos") with such amounts payable, net of applicable taxes, if any, in two parts: (1) $1,200,000 (or up to $1,380,000 if the Underwriter exercises its over-allotment option in full), will be paid upon the closing of the Offering, which is equal to the initial amount of the financial advisory fee payable by the Company to XP Investimentos (less (A) 30% of the Underwriter’s reasonable and documented expenses in connection with the Offering not covered or otherwise reimbursed by the Company pursuant to Section 5(i)(a) of this Agreement, and (B) 30% of the fees paid by the Underwriter to its counsel, Shearman & Sterling LLP, in connection with the Offering) and (2) $2,100,000 (or up to $2,415,000 if the Underwriter exercises its over-allotment option in full) will be paid upon the consummation of an Initial Business Combination, if any, which is equal to the remaining amount of the financial advisory fee payable by the Company to XP Investimentos, such amount to be paid from the Deferred Compensation held in the Trust Account.  If the Company fails to consummate its Initial Business Combination within the time period prescribed in the Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders.  In connection with any such liquidation distribution, the Underwriter will forfeit any rights or claims to the Deferred Discount. Accordingly, if the Company fails to consummate its Initial Business Combination, the remaining financial advisory fee will not be payable by the Company to XP Investimentos and, accordingly, no reimbursement of the remaining financial advisory fee shall be made by the Underwriter to the Company.

(j)            Use of Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)            Maintenance of Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use commercially reasonable efforts to maintain the registration of the Class A Ordinary Shares (or such other security into which such Class A Ordinary Shares may be exchanged in connection with an Initial Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an Initial Business Combination. During such applicable period, the Company will not deregister the Securities, Class A Ordinary Shares or Warrants under the Exchange Act (except in connection with an exchange pursuant to an Initial Business Combination or a going private transaction after the completion of an Initial Business Combination) without the prior consent of the Underwriter.

(l)            Form 8-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the "Audited Balance Sheet") reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file the Closing Form 8-K with the Commission, which shall contain the Company's Audited Balance Sheet. Additionally, if not disclosed on the Closing Form 8-K, upon the Company's receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company's sale of the Option Securities and its receipt of the proceeds therefrom.

(m)            Review of Financial Statements. For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the Company is required to be liquidated or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n)            Publicly Available Statements and Reports. For a period of five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company will furnish to the Underwriter such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Underwriter may from time to time reasonably request. Any financial statements and reports filed on the Commission's EDGAR website or otherwise available on the Company's website will be considered furnished for purposes of this section.

(o)            Affiliate Transactions. Except as disclosed in the Registration Statement, the Company shall not pay the Sponsor, any of the Company's directors or officers, or any of the Company's or their respective affiliates any fees or compensation of any kind (including finder's and consulting fees reimbursement, monies in respect of any payment of a loan or other compensation paid by the Company to the Sponsor, the Company's officers, directors or any of their respective affiliates, except as otherwise disclosed in the Registration Statement) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination.

(p)            Net Proceeds. The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent with the applications described under the caption "Use of Proceeds" in the Statutory Prospectus and the Prospectus.

(q)            Notice.

(1)            For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Underwriter and its counsel a notification prior to entering into the agreement or transaction relating to a potential Initial Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(2)            The Company shall advise the Underwriter and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company's Securities.

(r)            Investment Company. The Company shall cause the proceeds of the Offering and the sale of Private Placement Warrants to be held in the Trust Account to be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become required to register under the Investment Company Act. Furthermore, once the Company consummates the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(s)            Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon the exercise of any of the Warrants and the Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(t)            Issuance of Shares. Prior to the earlier of the consummation of the Initial Business Combination or the liquidation of the Trust Account, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates, if applicable) any Class A Ordinary Shares, Warrants or any options or other securities convertible into Class A Ordinary Shares, or any preferred shares, in each case, which participate in any manner in the Trust Account or which vote as a class with the Class A Ordinary Shares on an Initial Business Combination.

(u)            Independent Director Review of Expenses. Prior to the earlier of the consummation of the Initial Business Combination or the liquidation of the Trust Account, the Company's audit committee will review on a quarterly basis all payments made to the Sponsor, any of the Company's directors or officers, or any of the Company's or their respective affiliates, with any interested directors abstaining from such review and approval.

(v)            Rule 419. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the Initial Business Combination, including, but not limited to, using commercially reasonable efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

(w)            Internal Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain "disclosure controls and procedures" (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management's general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            Sarbanes-Oxley, Nasdaq Marketplace Rules. As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(y)            No Violation of Amended and Restated Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(z)            Transfer and Warrant Agent. For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the Company is required to be liquidated or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(aa)          Initial Business Combination.

(1)            Trust Account Waiver Acknowledgment. The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If a prospective target business or vendors, service providers or third party were to refuse to enter into such a waiver, management may enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial than any alternative.

(2)            Initial Business Combination/Distribution Procedure. The Company, subject to any applicable provision of Amended and Restated Memorandum and Articles of Association, may consummate the Initial Business Combination and conduct redemptions of Class A Ordinary Shares for cash upon consummation of such Initial Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the Initial Business Combination and the redemption rights as is required under the Commission's proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the Initial Business Combination to redeem the Class A Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the Initial Business Combination representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest earned on the funds held in the Trust Account and not previously released to pay taxes, divided by (B) the total number of Public Shares then outstanding. In the event the Company conducts redemptions pursuant to the tender offer rules, the Company's offer to redeem will remain open for at least twenty (20) Business Days, in accordance with Rule 14e-1(a) under the Exchange Act, and the Company will not be permitted to complete the Initial Business Combination until the expiration of the tender offer period. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law or stock exchange listing requirement in connection with the Initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Initial Business Combination to the Company's shareholders for their approval ("Business Combination Vote"). The Company intends to give not less than ten (10) days nor more than sixty (60) days prior written notice of any such meeting, if required, at which a Business Combination Vote shall be taken. With respect to the Business Combination Vote, the Sponsor and the Company's initial shareholders, officers and directors have agreed to vote all of their Founder Shares and Public Shares in favor of the Company's Initial Business Combination. If the Company seeks shareholder approval of the Initial Business Combination, the Company will offer to each Public Shareholder holding shares of Class A Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the "Redemption Price") equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the Initial Business Combination representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest earned on the funds held in the Trust Account and not previously released to pay taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the Initial Business Combination, the Company may proceed with such Initial Business Combination only if a majority of the shares voted are voted to approve such Initial Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Initial Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of the Company in connection therewith. In the event that the Company does not effect an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining shareholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Class A Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Company will not propose any amendment to the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company's obligation to provide for the redemption of the Public Shares in connection with an Initial Business Combination or to redeem 100% of its Public Shares if it does not complete its Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association, unless it provides its public shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment, as described in the Statutory Prospectus and Prospectus.

(3)            In the event that the Company desires or is required by an applicable law or regulation to cause an announcement ("Business Combination Announcement") to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Initial Business Combination that indicates that the Underwriter was the underwriter in the Offering, the Company shall supply the Underwriter with a draft of the Business Combination Announcement and provide the Underwriter with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriter to keep confidential such draft announcement in accordance with the Underwriter's standard policies regarding confidential information.

(bb)      Deferred Compensation. Upon the consummation of the Initial Business Combination, the Company will cause the Trustee to pay to the Underwriter, the Deferred Discount. Payment of the Deferred Discount will be made with proceeds of the Offering held in the Trust Account. Subject to the mechanisms set forth in Section 5(i)(b) hereof, the Underwriter shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the time period prescribed in the Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such liquidation distribution, the Underwriter will forfeit any rights or claims to the Deferred Discount.

(cc)      The Company will use commercially reasonable efforts to effect and maintain the listing of (1) the Class A Ordinary Shares on Nasdaq (or another national securities exchange) for a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the liquidation occurs or the Class A Ordinary Shares ceases to be publicly traded, and (2) maintain the listing of the Securities on Nasdaq (or another national securities exchange) until the consummation of the Initial Business Combination or until such earlier time at which the liquidation of the Trust Account occurs.

(dd)      If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

(ee)      The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(ff)      Upon the earlier to occur of the expiration or termination of the Underwriter's over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Option Securities purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriter exercises its over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(gg)      The Company will deliver to the Underwriter executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Administrative Services Agreement, the Registration Rights Agreement and the Insider Letter.

(hh)      In no event will the amounts payable by the Company under the Administrative Services Agreement be more than $10,000 per month in the aggregate for office space, administrative and support services from the date hereof until the earlier of the consummation of an Initial Business Combination and the Company's liquidation.

6.            Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, including, without limitation in each case pursuant to Section 8A of the Act.

(b)            Opinion of U.S. Counsel for the Company. The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Underwriter its opinions dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter in form and substance acceptable to the Underwriter.

(c)            Opinion of Cayman Islands Counsel for the Company. The Company shall have requested and caused Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, to have furnished to the Underwriter its opinions dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter in form and substance acceptable to the Underwriter.

(d)            Opinion of Counsel for the Underwriter. The Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)            Officer's Certificate. The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each "road show" as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, including without limitation in each case pursuant to Section 8A of the Act; and

(iii)            since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f)            Secretary's Certificate. The Company shall have furnished to the Underwriter a certificate signed by the Secretary or Assistant Secretary or an executive officer of the Company, dated the Closing Date and any settlement date, as applicable, certifying (i) that the Amended and Restated Memorandum and Articles of Association is true and complete, has not been modified and is in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g)            Comfort Letters. The Company shall have requested and caused the Independent Accountant to have furnished to the Underwriter, at the Execution Time and at the Closing Date and any settlement date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date, as applicable, in form and substance satisfactory to the Underwriter.

(h)            Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i)            Further Information. Prior to the Closing Date or a settlement date, as applicable, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request that are necessary to effect the closing of the Offering.

(j)            FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k)            Nasdaq. The Securities shall be duly listed, subject to notice of issuance, on the Nasdaq, satisfactory evidence of which shall have been provided to the Underwriter.

(l)            Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Underwriter executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Administrative Services Agreement, the Registration Rights Agreement and the Insider Letter.

(m)            No Brokers. On the Closing Date or a settlement date, as applicable, the Company shall have executed and furnished to the Underwriter and shall have requested and caused the Sponsor to have executed and furnished to the Underwriter a certificate, dated the Closing Date or such settlement date, as applicable, and addressed to the Underwriter, to the effect that, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder's, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by the Company or the Sponsor that may affect the Underwriter's compensation, as determined by FINRA.

(n)            Trust Account. On the Closing Date or a settlement date, as applicable, the Company shall have furnished to the Underwriter one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that the cumulative amount deposited into the Trust Account as of such Closing Date or such settlement date, as applicable, shall equal the product of the number of Securities issued in the Offering as of such Closing Date or settlement date, as applicable, and the public offering price per Security, as set forth on the cover of the Prospectus.

(o)            No Stop Orders. No order preventing or suspending the sale of the Securities in any jurisdiction designated by the Underwriter shall have been issued as of the Closing Date or a settlement date, as applicable, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(p)            Deposit. At least one (1) Business Day prior to the Closing Date or a settlement date, as applicable, the Sponsor shall have paid to the Company the purchase price for the Private Placement Warrants, including the deposit of the net proceeds thereof into the Trust Account.

(q)            Chief Financial Officer’s Certificate. To the extent such certificate has been requested by the Underwriter, the Underwriter shall have received, on the Closing Date and any settlement date, a certificate dated the date of such Closing Date or settlement date, as the case may be, signed by the Chief Financial Officer of the Company in his capacity as such on behalf of the Company with respect to certain financial data contained in the Registration Statement, in a form reasonably satisfactory to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date or any settlement date, as applicable, by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriter, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date or any settlement date, as applicable, or by electronic means.

7.            Reimbursement of Underwriter's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Securities.

8.            Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Prospectus, any "road show" as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)            The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of Securities and, (ii) in the section entitled “Underwriting” of the Statutory Prospectus and Prospectus, the 16th and 17th paragraphs concerning the purchase and sale of Securities in the open market and other stabilizing transactions by the underwriters and penalty bids, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus and the Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof and appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b)  of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, "Losses") to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions actually received by the Underwriter, as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Offering exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.            [RESERVED]

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company's Securities, Class A Ordinary Shares or Warrants shall have been suspended by the Commission or the Nasdaq (or successor trading market) or trading in securities generally on the New York Stock Exchange or the Nasdaq (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) the Company shall not have obtained authorization for quotation of the Securities, Class A Ordinary Shares, or Warrants on the Nasdaq (or successor trading market), (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

12.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax No.: (646) 291-1469) and confirmed to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Roberta Cherman and Bill Nelson (fax no.: (646) 848-5313); or, if sent to the Company, will be mailed, delivered or telefaxed to XPAC Acquisition Corp., 55 West 46th Street, 30th floor, New York, NY 10036, with copy to Av. Presidente Juscelino Kubitschek, 1909, 25th floor, Torre Sul, São Paulo, SP, Brazil 04543-907, Attention: Chu Chiu Kong, xpac@xpi.com.br, and confirmed to Skadden, Arps, Slate, Meagher & Flom LLP, Av. Brigadeiro Faria Lima, 3311, 7th Floor, 04538-133 São Paulo, SP, Brazil, Attention: J. Mathias von Bernuth (fax No.: (55) 11 3708-1845).

14.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons and their affiliates referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.            No Fiduciary Duty. The Company hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) in connection with the Offering contemplated hereby and the process leading to such transaction, the Underwriter is acting as principal and not as an agent, financial advisor or fiduciary of the Company or any other person, (c) the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Offering contemplated hereby, and (d) the Company's engagement of the Underwriter in connection with the Offering and the process leading up to the Offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

17.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.            Jurisdiction. Each of the Company and the Underwriter agrees that any suit, action or proceeding arising out of or based upon this Agreement, and any claim, controversy or dispute arising under or related thereto or the transactions contemplated hereby must be instituted in any State or U.S. federal court in the City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

19.            WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.            USA PATRIOT ACT. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

21.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.            Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

"Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"BHC Act Affiliate" shall mean "affiliate" as defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

"Commission" shall mean the Securities and Exchange Commission.

"Covered Entity" shall mean any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" shall mean default right as defined and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Execution Time" shall mean August 29, 2021, at 7:00 p.m., New York City time.

"Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

"Preliminary Prospectus" shall mean the preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

"Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

"Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430A, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

"Rule 158," "Rule 172," "Rule 405," "Rule 415," "Rule 419," "Rule 424," "Rule 430A," "Rule 430B," "Rule 433" and "Rule 462" refer to such rules under the Act.

"Rule 430A Information" shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

"Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

"Statutory Prospectus" shall mean (i) the Preliminary Prospectus dated July 27, 2021, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule Ii hereto.

"U.S. Special Resolution Regime" shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

[Signature Pages Follow]

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Director/CEO

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Juan Carlos George
Name: Juan Carlos George
Tile: Managing Director

For itself, as the sole Underwriter.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc	20,000,000

SCHEDULE II

Time of Delivery Information

1.	The initial price to the public of the Securities: $10.00 per Security.

2.	Number of Underwritten Securities offered: 20,000,000.

3.	The Company has granted a 45-day option to the Underwriter to purchase an aggregate of not more than 3,000,000 Option Securities.

SCHEDULE I

Schedule of Written Testing-the-Waters Communications

Reference is made to the materials used in the testing-the-waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a "written communication" within the meaning of Rule 405 under the Act.